Exhibit 10.1

                                 EMPLOYMENT AGREEMENT
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               THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of June 1, 1996 by and between COMPUMED, INC., a California corporation ("Company"), and ROD RAYNOVICH ("Executive"), with reference to the following facts:

               A. Company desires to secure the services and employment of Executive on a full-time, exclusive basis on the terms and conditions set forth herein.

               B. Executive is willing to become an employee of Company on a full-time, exclusive basis until Executive's employment with Company terminates in accordance with the terms of this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

               1.   Employment Term.  Subject to the terms and provisions of
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     this Employment Agreement, Company hereby agrees to employ Executive and
     Executive hereby agrees to be employed by Company for the period commencing on June 1, 1996 and ending on May 31, 1998, unless sooner terminated as hereinafter provided (the "Employment Term"). In the event Company elects not to commence negotiations with Executive regarding renewal of this Agreement, Company agrees to provide written notice thereof not later than January 31, 1998. Notwithstanding the foregoing, unless Company and Executive agree in writing to renew this Agreement or this Agreement is terminated as provided in Section 5 hereof, the employment of Executive shall terminate on the expiration date hereof, in which event Company shall have no further obligation to Executive. Company shall be under no obligation to renew this Agreement and may decline to do so with or without cause and, except as provided to the contrary above, with or without notice.

          2.   Duties and Responsibilities; Title.  During the Employment Term,
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     Executive shall be the President and Chief Executive Officer of Company.
     Executive shall perform those duties and have those responsibilities, commensurate with Executive's skills and experience, designated by the Board of Directors of Company (the "Board"). During the Employment Term, Executive agrees to devote full time and attention to the business and affairs of Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's best efforts to perform faithfully and efficiently such responsibilities.

          3.   Election to the Board.  Company shall use its best efforts to
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     cause Executive to be re-elected to the Board during the Employment Term.

          4.   Compensation; Related Matters.
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                    (a)  Base Salary.  During the Employment Term, Company shall
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     pay Executive a base salary (the "Base Salary") as follows:

                    (1) for the period commencing June 1, 1996 through and including May 31, 1997 ("Year One"), Company shall pay Executive a Base Salary of One Hundred Twenty Thousand Dollars ($120,000.00); and

                    (2) for the period commencing June 1, 1997 through and including May 31, 1998 ("Year Two"), Company shall pay Executive a Base Salary equal to the sum of (x) One Hundred Thirty-Two Thousand Dollars ($132,000.00), plus (y) One Hundred Twenty Thousand Dollars ($120,000.00) multiplied by the percentage increase in the "Index" (as hereinafter defined) from June 1, 1996 (or the month of adjustment of the Index closest to and prior to June 1, 1996) to June 1, 1997 (or the month of adjustment of the Index closest to and prior to June 1, 1997). Base Salary shall be paid to Executive in accordance with Company's then current payroll practices, provided that equal installments of Base Salary shall be paid to Executive no less often than bi-weekly.

                    For purposes of this Agreement, the term "Index" means the "Consumer Price Index for All Urban Consumers (1982-84
     = 100), [South Bay] Average, All Items," as published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is not published by the Bureau of Labor Statistics or another governmental agency at any time during the Term, or if the Index is otherwise re-named, discontinued or superseded, then the calculations based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and jointly selected by Company and Executive.

               (b)  Bonuses.  Executive shall be entitled to receive bonuses
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     based on the Company meeting performance criteria established by the Board in its sole discretion from time to time and Executive meeting the personal performance objectives established by the Board in its sole discretion from time to time, provided that Executive shall not be entitled to receive bonuses in excess of Forty Thousand Dollars ($40,000.00) in either Year 1 or Year 2.

               (c)  Perquisites.  During the Employment Term,
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     Executive shall also be entitled to receive:

                    (1) an automobile expense allowance in the amount of Five Hundred Seventy-Five Dollars ($575.00) per month, payable monthly each month during the Employment Term;

                    (2) a travel/moving expense allowance in the amount of Two Thousand Four Hundred Dollars ($2,400.00) per month, payable monthly for the six (6) month period commencing July, 1996 through and including December, 1996, such amounts being reimbursement for expenses incurred or to be incurred by Executive in connection with Executive's relocation from the Boston area to the Los Angeles area so that Executive may perform his services under this Agreement; and

                    (3) reimbursement of all "ordinary and necessary expenses" (as defined in Section 162 of the Internal Revenue Code of 1986, as amended (the "Code")) incurred by Executive in connection with performance of his duties hereunder, provided that Executive submits to Company substantiation of such expenses in compliance with Section 274 of the Code.

               (d)  Loan to Executive.  Company hereby agrees to lend the sum of
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     Forty-Two Thousand Dollars ($42,000.00) to Executive (the "Loan").  The
     Loan shall be made to Executive within five (5) business days after Executive certifies in writing to the Board that he has completed his move to the Los Angeles area. Executive agrees to repay the Loan to Company in full, without interest, upon the termination of this Agreement prior to the expiration of the Employment Term. Notwithstanding the foregoing, Company agrees to forgive the sum of One Thousand Seven Hundred Fifty Dollars ($1,750.00) of the principal balance of the Loan for each full month of service provided by Executive to Company pursuant to this Agreement.

               (e) Participation in Benefit Plans.  During the Employment Term,
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     Executive shall be entitled to participate in and receive all other benefits of employment under all plans, programs, policies, and arrangements available to the members of Company's senior executive management as may be in effect from time to time, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, it being agreed that the foregoing shall not require Company to continue or to put into effect any plan, practice, policy or program.

               (f) Vacation, Holidays and Sick Leave.  During the Employment
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     Term, Executive shall be entitled to three (3) weeks of paid vacation.
     Executive may not accrue any unused vacation time. Executive shall also be entitled to all paid holidays and to reasonable sick leave in accordance with the policies of Company applicable to its senior executive management.

               (g) Deductions and Withholding.  Executive agrees that Company
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     may deduct and withhold from Executive's compensation any sums which
     Company is required by applicable law to be deducted and withheld from Executive's compensation hereunder.

          5.   Termination of Employment.
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               (a)  Death.  In the event Executive dies during the Employment
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     Term, this Agreement and Executive's employment with Company shall terminate automatically on the date of his death, provided, however, that Company shall continue to pay an amount equal to Executive's then current Base Salary divided by twelve (12) (the "Monthly Base Salary") to Executive's beneficiary designated in writing to Company prior to his death (or to his estate, if he fails to make such designation) for a period of three (3) months from the date of death (if Executive's death occurs during Year One) or six (6) months (if Executive's death occurs during Year Two). Said payments of Monthly Base Salary shall be made on the same dates as payments of Monthly Base Salary would have been paid to Executive had he not died.

               (b) Disability.
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                    (1) In the event Executive becomes "Disabled" (as
     hereinafter defined) during the Employment Term, Company shall have the right to terminate this Agreement and Executive's employment with Company. For purposes of this Agreement, Executive shall be deemed "Disabled" if (i) Executive is permanently unable, as a result of any medically determinable physical or mental disease or impairment, to discharge substantially all of the duties and responsibilities with which Executive is then charged, or
     (ii) Executive becomes unable to perform any material aspect of the duties and responsibilities with which Executive is then charged for a period of One Hundred Twenty (120) consecutive days or One Hundred Fifty (150) days during any One Hundred Eighty (180) day period. Notwithstanding anything to the contrary herein, Executive shall be deemed Disabled and this Agreement shall be terminated for purposes of subparagraph (i) above as of the date a licensed physician so certifies the disability of Executive, and shall be deemed Disabled and this Agreement shall be terminated for purposes of subparagraph (ii) above as of the last day of the 12Oth day or the last day of the 180th day, as applicable, Executive is unable to perform any material aspect of the duties and responsibilities with which Executive was charged as of the date of this Agreement (the "Disability Date").

                    (2) In the event Company determines that Executive has become Disabled and elects to terminate this Agreement as a result thereof, Company shall deliver written notice (the "Disability Notice") thereof to Executive. Within five (5) days after delivery of a Disability Notice by Company, Executive may dispute Company's claim that he is disabled by delivering a written notice (the "Dispute Notice") thereof to Company. Executive's failure to deliver the Dispute Notice within said five (5) day period shall be deemed an election not to dispute Company's determination that Executive is disabled or termination of this Agreement. Within five (5) days after delivery of the Dispute Notice, Executive and Company shall each select a physician licensed in the State of California, and such licensed physicians shall then mutually appoint a third physician licensed in the State of California, whose determination shall be binding on Company and Executive. Said third physician shall endeavor to make a determination as to the Disability of Executive as soon as possible, but in no event later than fourteen (14) days after such appointment. Executive hereby consents to be examined by such licensed physician and agrees to cooperate with such examination.

                    (3) In the event Executive becomes Disabled during the Employment Term and this Agreement is thereby terminated, Company shall continue to pay to Executive (i) an amount equal to Executive's then current Monthly Base Salary to Executive for a period of three (3) months from the Disability Date, and (ii) an amount equal to fifty percent (50%) of Executive's then current Monthly Base Salary for the three (3) month period commencing with the fourth (4th) month after the Disability Date through and including the sixth (6th) month after the Disability Date. Said payments of Monthly Base Salary shall be made on the same dates as payments of Monthly Base Salary would have been paid to Executive had he not become Disabled. Any termination for Disability under this Agreement shall not affect the rights, if any, that Executive may otherwise have under any disability plan Company may have in effect at the date of such termination and in which Executive is then participating.

               (c) Cause.  Company may terminate Executive's employment
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     hereunder for "Cause."  For purposes of this Agreement, "Cause" shall mean that the Board shall have determined that one of the following events shall have occurred (the "Cause Events"): (i) material neglect of Executive's duties hereunder; (ii) the refusal by Executive to follow reasonable and lawful directions from the Board; (iii) the engaging by Executive in misconduct, or in acts of moral turpitude, that is or are injurious to Company; or (iv) violation of any material provision of this Agreement or any confidentiality, nondisclosure, noncompetition or other agreement entered into by Executive from time to time in connection with Executive's employment by Company. The Board shall provide written notice to Executive setting forth the applicable Cause Event, and Executive shall have thirty
     (30) days (the "Cure Period") in which to cure such Cause Event to the reasonable satisfaction of the Board. In the event Executive fails to cure said Cause Event to the reasonable satisfaction of the Board within the Cure Period, this Agreement and Executive's employment hereunder shall terminate without any further action of the parties as of the end of the Cure Period. If Executive's employment is terminated by Company with Cause, Company shall have no further obligation to Executive other than the obligation of Company to pay to Executive the Base Salary earned by Executive through the date of termination and not previously paid to Executive and all accrued but unused vacation time.

               (d) Without Cause.  Company may terminate this Agreement at any
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     time without Cause.  If Executive's employment is terminated by Company without Cause, Company shall have no further obligation to Executive other than the obligation of Company to pay to Executive (i) the Base Salary earned by Executive through the date of termination and not previously paid to Executive and all accrued but unused vacation time, and (ii) Executive's then current Monthly Base Salary from the effective date of termination up through and until May 31, 1998 (the "Severance Period"). Any payments received through subsequent employment with another employer or through self-employment during the Severance Period (including, without limitation, salaries, fees, commissions and bonuses) shall reduce, but not below zero, amount payable by Company to Executive pursuant to this subparagraph (d) in an amount equal to one hundred percent (100%) of the payments received through such subsequent employment. Additionally, the outstanding balance of the Loan shall be forgiven.

               (e) Sole Obligations of Company.  Company shall have no other
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     contractual obligations to Executive upon termination of Executive's employment for any reason, except as explicitly set forth above in this
     Section 5.

          6.   Ownership of Property.  Executive acknowledges and agrees that
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     Company shall be the sole and exclusive owner of all right, title and interest in and to any and all works, materials, ideas, products, services, developments, projects and other matters created, suggested, submitted or otherwise worked on by Executive at any time during the Employment Term in connection with the performance of his duties hereunder, and all other results and proceeds of services performed by Executive hereunder (collectively, "Property"). Executive also acknowledges and agrees that Company shall have the sole and exclusive right in perpetuity to use, exploit, distribute and otherwise turn to account any or all of the Property, and that Company may modify, change or alter all or any part of the Property, all as Company may determine from time to time in its sole discretion.

          7.   Proprietary Information.
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               (a) Defined.  "Proprietary Information" is all information and
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     any idea in whatever form, tangible or intangible, pertaining in any manner to the business or operations of Company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Executive's possession or part of his general knowledge prior to his employment by Company and Executive did not learn of it, directly or indirectly, from Company; or (iii) the information is disclosed to Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from Company.

               (b) Executive agrees to hold all Proprietary Information in strict confidence and trust for the sole benefit of Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premise any other property of Company), except (i) during the Employment Term to the extent necessary to carry out Executive's responsibilities under this Agreement, and (ii) after termination of the Employment Term as specifically authorized in writing by the Board or as required by any law, court order or similar process or proceeding.

               (c) Upon termination of his employment for any reason, Executive shall return to Company all books, records, notes, manuals, recordings, and other personal property or tangible Proprietary Information obtained or prepared by Executive during the course of his employment or otherwise belonging to Company.

               (d) It is expressly recognized and agreed that the covenants set forth in this Section 7 are for the purposes of restricting the activities so that Executive only to the extent necessary for the protection of the legitimate business interests of Company, and Company and Executive agree that said covenants are reasonable for that purpose and that such covenants do not and will not preclude Executive from engaging in activities sufficient for the purpose of earning a living.

          8.   Remedies.  With respect to each and every breach or violation or
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     threatened breach or violation by Executive of Section 7, Company, in addition to all other remedies available to it at law or in equity (including, without limitation, specific performance of the provisions hereof), shall be entitled to enjoin the commencement or continuance thereof and may, without notice to Executive, apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction. Company may pursue any of the remedies described in this
     Section 8 concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other of such remedies.

          9.   Nonassignability; Successors.
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               (a) This Agreement is personal, and neither this Agreement nor any right or interest of Executive hereunder shall be subject to voluntary or involuntary alienation, assignment or transfer, other than by will or the laws of descent and distribution, without Company's prior written consent. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns.

          10.  Entire Agreement; Severability.  This Agreement constitutes the
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     entire agreement between the parties hereto in respect of the employment of
     Executive by Company and supersedes and cancels all prior written, implied and oral agreements and understandings with respect to the subject matter of this Agreement. The provisions herein shall be regarded as severable. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable or invalid, such provision shall be interpreted to be only so broad as is enforceable and valid.

          11.  Governing Law.  The validity, construction, performance and
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     enforcement of this Agreement shall be governed by the laws of the State of
     California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          12.  Notices.  Any notice, communication, request, instruction or
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     other document required or permitted hereunder or under any document delivered pursuant hereto shall be given in writing and delivered in person or sent by U.S. Mail, postage prepaid, return receipt requested, or by telex, facsimile or telecopy to the addresses or facsimile numbers, as appropriate, as set forth below:

               If to Company:

                    CompuMed, Inc.
                    1230 Rosecrans Avenue
                    Suite 1000
                    Manhattan Beach, California 90260
                    Attention: Board of Directors
                    Telecopy: (___) ___-____

               with a copy to:

                    Weissman, Wolff, Bergman,
                      Coleman & Silverman
                    9665 Wilshire Boulevard
                    Suite 900
                    Beverly Hills, California  90212
                    Attention:  Daniel H. Wolff, Esq.
                    Telecopy:  (310) 550-7191

               If to Executive:

                    Rod Raynovich
                    _________________________
                    _________________________
                    Telecopy:  (___) ___-____

               with a copy to:

                    _________________________
                    _________________________
                    _________________________
                    Attention: ______________
                    Telecopy:  (___) ___-____

     or to such other address or telecopy number as may have been specified by like notice. Notice given in person as set forth above shall be deemed delivered on the day of delivery; notice given by mail as set forth above shall be deemed delivered on the fifth day following the date the same is postmarked; notice given by telecopy shall be deemed delivered when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt.

          13.  Modification and Waivers.  No provision of this Agreement may be
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     modified, altered or amended except by an instrument in writing that is executed by the parties hereto and makes specific reference to this Agreement. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision at the time or any prior or subsequent time.

          14.  Headings.  The headings contained herein are solely for the
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     purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          15.  Counterparts.  This Agreement may be executed in two or more
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     counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          16.  Survival of Provisions.  Notwithstanding anything to the contrary
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     in this Agreement, Sections 7 and 8 of this Agreement shall survive the termination of this Agreement for the period of time so specified or implied in such Section, respectively.

          17.  Arbitration.  Subject to a party's right to obtain provisional
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     equitable relief in a court of applicable jurisdiction pending a final award of the arbitrators and other than any controversy or claim arising out of Executive's obligations pursuant to Section 7 hereof, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by expedited arbitration in accordance with the expedited Rules of the American Arbitration Association, notwithstanding the amount in controversy, and judgment upon the award rendered by the arbitrators, which shall be final and binding upon the parties, and application for enforcement of an award of equitable relief, may be entered in any Court having jurisdiction thereof, provided that (i) the legal and accounting fees incurred in connection with the arbitration by the prevailing party (as determined by the arbitrators) shall be paid by the other party; (ii) the number of arbitrators shall be three (3); (iii) the selection of the arbitrators shall be made utilizing the "alternate strike method" from a panel of potential arbitrators provided by the AAA and consisting of not less than seven (7) persons who each have at least five (5) years of recent, consistent experience in health care matters or shall be a lawyer or retired judge; (iv) the parties shall have the right of discovery set forth in Section 1283.05 of the California Code of Civil Procedure; (v) the arbitration shall take place in Los Angeles, California; and (vi) the parties agree that it is their mutual desire that any arbitration hereunder be consummated within sixty (60) days of the assertion of a claim before the AAA.

               IN WITNESS WHEREOF, Company has caused this Agreement to be executed by authority of its Board of Directors, and Executive has hereunto set his hand, the day and year first above written.

                                        COMPUMED, INC.


                                        By: /s/ Robert Funari
                                           --------------------------------

                                        Its:
                                            -------------------------------

                                        /s/ Rod Raynovich
                                        -----------------------------------
                                        ROD RAYNOVICH